DELAFIELD FUND, INC.

                       WRAPPER TO ADVISER'S CODE OF ETHICS

     Delafield Fund, Inc. hereby adopts as its own the annexed Code of Ethics (the "Code") of its investment adviser, Reich & Tang Asset Management, LLC (the "Adviser"), with the following changes:

1. DEFINITIONS.

(a) "Access Person" means any Advisory Person of the Fund. All of a Fund's directors, officers and general partners are presumed to be Access Persons of the Fund.


(b) "Access Persons" under the Fund's Code shall not include any individual who is required to file reports under the attached Code of Ethics for the Adviser.

(c) "Advisory Person" means (i) any director, officer, general partner or employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
     (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(d) Any director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 ("disinterested director") shall not be deemed to be an "Access Person" as that term is used in the Code, except for purposes of Section D of Part II of the Code.

(e) The term "Covered Securities" in connection with the reporting requirements of the disinterested directors set forth below shall not include "Reportable Funds" as defined in the Code.

(f) The "Chief Compliance Officer" for purposes of the Fund's Code shall be Christopher J. Brancazio.

2. REPORTING REQUIREMENTS FOR DISINTERESTED DIRECTORS.

     (a) A disinterested director of the Fund need only report a transaction in a Covered Security in a quarterly transaction report if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such Covered Security was purchased or sold by the Fund or was being considered by the Fund or the Adviser for purchase or sale by the Fund. The form of quarterly transaction report is set forth on EXHIBIT B. A disinterested director need not report any transactions effected for Covered Securities held in any account over which the person has no direct or indirect influence or control. Disinterested directors are NOT subject to the requirements relating to Initial or Annual Holdings Disclosures or any of the other requirements set forth in Section B of Part III of the Code, except for the quarterly transaction reports described above. Disinterested directors should complete and return a quarterly transaction even when there are no transactions to report.

     (b) The Chief Compliance Officer or her designee will identify all "Access Persons" who are under a duty to make reports under the Fund's Code and will inform these persons of such duty.

3. ADMINISTRATION OF THE CODE OF ETHICS.

(a)  GENERAL RULE

     The Fund must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

(b)  WRITTEN REPORT TO BOARD OF DIRECTORS

     No less frequently than annually, the Fund must furnish to its board of directors, and the board of directors must consider, a written report that:

     (1) Describes any issues arising under the Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

     (2) Certifies that the Fund has adopted procedures reasonably necessary to prevent access persons from violating the Code.

(c) SANCTIONS. A sanction, if any, to be imposed on a disinterested director may be imposed not by the Adviser but rather by a majority of the other, uninvolved directors of the Fund.

         AMENDED: MARCH 11, 2008

                                   EXHIBIT B

                   QUARTERLY PERSONAL TRADING DISCLOSURE

                       FOR: [] Q1 [] Q2 [] Q3 [] Q4 200[]

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 30 CALENDAR DAYS AFTER QUARTER-END.

[] THERE ARE NO COVERED SECURITY TRANSACTIONS, COMPLETED IN ACCOUNTS IN WHICH I HAVE A BENEFICIAL INTEREST TO REPORT FOR THE PERIOD.

[] THE FOLLOWING COVERED SECURITY TRANSACTIONS, WERE COMPLETED IN ACCOUNTS IN WHICH I HAVE A BENEFICIAL INTEREST DURING THE PERIOD.

Security Name  Ticker  T/D   Buy   Sell   Amount   Broker/Acct. #
                              []    []

[]   SEE ATTACHED LIST OF COVERED SECURITY TRANSACTIONS FOR THE PERIOD

                         REPRESENTATIONS AND WARRANTIES

[] ALL TRANSACTIONS LISTED WERE SUBMITTED TO THE CCO FOR PRE-CLEARANCE DURING THE PERIOD.

[]   THERE WERE NO BROKERAGE ACCOUNTS, IN WHICH I HAVE BENEFICIAL
     OWNERSHIP,OPENED DURING THE PERIOD.

Name                    Signature               Date

Compliance Department                                          Internal Use Only

                       REICH & TANG ASSET MANAGEMENT, LLC
                        REICH & TANG DISTRIBUTORS, INC.
                          REICH & TANG SERVICES, INC.


                       CODE OF ETHICS AND INSIDER TRADING
                            POLICIES AND PROCEDURES

                           (Amended February 1, 2008)

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

Table of Contents

Section I - Overview...........................................................3

Section II - All Personnel.....................................................3

A. General Principles .........................................................3
Gifts to or from Brokers, Clients or Others....................................5
Outside Business Activities....................................................5
Prohibition against Insider Trading ...........................................6
Permitted Broker-Dealers.......................................................8
Section III -Applies to All ACCESS PERSONs.....................................8
A. Prohibition on Trading in COVERED SECURITIES during the Blackout Period.....8
B. Reporting Requirements......................................................9
C. Transaction Restrictions ..................................................11
Section IV - Applies to All Non-ACCESS PERSONs................................14
Section V - Glossary..........................................................15
Section VI - Exhibits.........................................................19
Exhibit A - Initial Certification/Holdings ...................................20
EXHIBIT B - Quarterly Disclosure .............................................21
EXHIBIT C - Annual Certification/Holdings ....................................22
EXHIBIT D - Trade Pre-Clearance Request.......................................23
EXHIBIT E - Securities Account Opening Notification...........................24
EXHIBIT F - Affirmation of Status as Non-ACCESS PERSON .......................25
EXHIBIT G - Outside Business Affiliation Disclosure/Questionnaire.............26

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

This is the Code of Ethics and Insider Trading Policy (the "Code") of Reich & Tang Asset Management, LLC ("RTAM"), Reich & Tang Distributors, Inc. ("RTD") and Reich & Tang Services, Inc. ("RTS," and together with RTAM and RTD, the "Firm").

Section I - Overview

Terms in boldface type have special meanings as used in this Code. To understand the Code, you need to read and understand the definitions of these terms. The definitions are at the end of the Code.

This Code is divided into six sections:

Section I Overview
Section II Applies to All Personnel
Section III Applies to ACCESS PERSONs
Section IV Applies to Non-ACCESS PERSONs
Section V Glossary
Section VI Exhibits

The Chief Compliance Officer "CCO" has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

1. The Firm expects that waivers will be granted only in rare instances, and 2. Some provisions of the Code that are prescribed by the rules of the Securities and Exchange Commission ("SEC") or the Financial Industry Regulatory Authority ("FINRA," formerly NASD) cannot be waived. These provisions include, but are not limited to, the requirements that ACCESS PERSONs file reports and obtain pre-approval of investments in:

o Private placements (see Part III.C. 2), and o Initial public offerings (see
Part III.C.3).

Firm management and its compliance personnel will review the terms and provisions of this Code at least annually and make amendments as necessary. Any amendments to this Code will be provided to you.

You must acknowledge your receipt of this Code (and any future amendments) by returning the Form of Acknowledgement attached hereto to the CCO, or by affirming your acknowledgement on the Personal Trading Assistant ("PTA") system, to the extent such capability is available.

Section II - All Personnel

A. General Principles

RTAM is a fiduciary for its investment advisory and sub-advisory clients, including mutual funds advised or sub-advised by RTAM. The Investment Advisers Act imposes on investment advisers, including RTAM, an affirmative duty of loyalty and care to their clients, a requirement of full and fair disclosure of all material facts, and an obligation to

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

employ reasonable care to avoid misleading clients. As a fiduciary, it is generally improper for the Firm or its personnel to:

..    use for their own benefit (or the benefit of anyone other than the client)
     information about the Firm's trading or recommendations for client accounts; or

..    take advantage of investment opportunities that would otherwise be available to the Firm's clients.

Also, as a matter of business policy, the Firm must avoid even the appearance that the Firm, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with clients or with the brokerage community.

The Firm expects all personnel, including Firm employees, independent contractors who work onsite at RTAM, and any other persons designated by the CCO, to comply with the spirit of the Code, as well as the specific rules contained in the Code. ANY VIOLATIONS MUST BE REPORTED PROMPTLY TO THE CCO.

RTAM ENFORCES A "NO RETALIATION POLICY"

As a result, no employee who in good faith reports a violation of this Code (or who, in good faith, reports an event that he or she reasonably believes to be a violation of this Code) shall suffer harassment, retaliation, or adverse employment consequences as a result of reporting the violation. Further, any employee who harasses or retaliates against an employee who has reported a violation of this Code is subject to discipline up to and including termination of employment.

The Firm treats violations of this Code, including violations of the spirit of this Code, very seriously. If you violate either the letter or the spirit of this Code, the Firm may take disciplinary or other action against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of any trade, requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

In determining the type of sanction to impose in response to improper personal conduct, the Firm will consider the gravity and materiality of the offense. Other considerations may include whether the employee has engaged in such improper conduct in the past or has a history of violations of the Firm's compliance policies and procedures.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask the CCO. Please do not guess at the answer.

COMPLIANCE WITH THE SECURITIES LAWS

More generally, you are required to comply with applicable securities laws at all times. Examples of applicable federal and other securities laws include:

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

1. The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules thereunder;

2.   The Investment Advisers Act of 1940 and the rules thereunder;

3.   The Investment Company Act of 1940 and the rules thereunder;

4. Title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information);

5. The Bank Secrecy Act, as it applies to broker-dealers, mutual funds and investment advisers under the rules of the Department of the Treasury and the SEC; and,

6.   The rules of FINRA (formerly the NASD).

B. GIFTS TO OR FROM BROKERS, CLIENTS OR OTHERS

You may not accept or receive on your own behalf or on behalf of the Firm any gift or other accommodation which has a value in excess of a de minimis amount (currently $100) from any vendor, broker, securities salesman, client or prospective client (a "business contact"). The CCO may, from time to time, issue guidelines as to the type and value of items that would be considered subject to this restriction. This prohibition does not apply to gifts between you and a member of your FAMILY/HOUSEHOLD. However, the prohibition will apply to gifts between you and a member of your FAMILY/HOUSEHOLD if the purpose of the gift is inconsistent with the provisions of this Code.

You may not give on your own behalf or on behalf of the Firm any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

These policies are not intended to prohibit normal business entertainment.

C. OUTSIDE BUSINESS ACTIVITIES

In general, you are prohibited from working for, or serving as, an officer or a member of the governing board of any other company. This prohibition applies to self-employment, as well. This rule is intended to help the Firm avoid conflicts of interest, reduce the potential for receiving inside information, and minimize other compliance and business issues. However, you may engage in such "outside business activities" with the advance written approval of the CCO.

Notwithstanding the prohibition on engaging in outside business activities, you may serve as an officer or board member (in a non-investment-related capacity) with any organization that is exclusively charitable, civic, religious or fraternal and is recognized as tax exempt as long as you provide advanced written notice to the CCO ("approval" is not necessary in such cases). "Investment-related capacity" means any position in which you assist in the allocation of an endowment or provide any similar type of investment advice.

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

As an additional exception to the general prohibition, you may serve as an officer or board member of any parent or subsidiary of the Firm without the approval of the CCO. However, if you hold a license issued by FINRA (such as a Series 6, 7 or 27) the written approval of the Chief Compliance Officer of Reich & Tang Distributors, Inc. is required.

You should also note that permission to engage in an outside business activity will ordinarily require consideration by senior officers or the Board of Managers of the Firm. The Firm can deny approval for any reason.

If you intend to engage in any Outside Business Activity, you must complete the "OUTSIDE BUSINESS ACTIVITIES DISCLOSURE FORM," - EXHIBIT G, which is available on RTNET or from the CCO.

REPORTING REQUIREMENTS:

..    Report all outside business activities affiliations.

..    Use a separate form for each outside business activity/affiliation.

..    Complete, sign and date this notification form and provide it to the RTAM
     Chief Compliance Officer.

..    If you are registered with FINRA (formerly, the NASD), please also provide a copy to your supervisor.

..    Retain a copy for your records.

RTAM COMPLIANCE REVIEW AND APPROVAL:

..    The CCO must review and approve the request both prior to your engaging in any outside business activity/affiliation, as well as on an annual basis.

..    Prior to engaging in such activities you must receive written approval from
     RTAM Compliance to engage in the activity, unless the activity is exclusively charitable, civic, religious or fraternal, is recognized as tax exempt, and is not investment- related. If it meets these criteria, you need only inform the CCO of the activity, but need not obtain approval.

..    If you are a Registered Representative, you must also receive written approval from RTD Compliance and may also be required to amend your form U-4 to include information related to the activity.

D. PROHIBITION AGAINST INSIDER TRADING

You and the members of your FAMILY/HOUSEHOLD are prohibited from engaging in, or helping others engage in, insider trading. Generally, the "insider trading" doctrine under U.S. federal securities laws prohibits any person (including investment advisers) from knowingly or recklessly breaching a duty owed by that person by:


..    Trading securities while in possession of material, nonpublic information;

..    Communicating ("tipping") such information to others;

..    Recommending the purchase or sale of securities on the basis of such information; or

..    Providing substantial assistance to someone who is engaged in any of the above activities.

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

This means that, if you trade with respect to a particular security or issuer at a time when you know or should know that you are in possession of material nonpublic information about the issuer or security, you (and, by extension, the Firm) may be deemed to have violated insider trading laws. Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it could reasonably be expected to affect the price of a company's securities. (Note that the information need not be so important that it would have changed the investor's decision to buy or sell.) Information that should be considered material includes, but is not limited to, changes in dividend policies, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and significant new products, services or contracts. Material information can also relate to events or circumstances affecting the market for a company's securities such as information that a brokerage house is about to issue a stock recommendation or that a forthcoming newspaper column will contain information that is expected to affect the market price of a security. Information is considered nonpublic until such time as it has been disseminated in a manner making it available to investors generally (e.g., through national business and financial news wire services).

RESTRICTED LIST. If you are presented with the opportunity to learn privileged and confidential information to assist in your analysis of any security, private claim or other instrument, you must clear the receipt of such information (and the signing of any requisite confidentiality letter) prior to obtaining the information (and signing the letter) with the CCO. If you obtain information about an investment that you believe may be material, nonpublic information, you must immediately notify the CCO of the information. If the CCO determines that the information constitutes material, nonpublic information that might expose the Firm or any of its affiliates to liability for "insider trading," the company will be placed on a "Restricted List,". Companies included on the Restricted List must not be discussed with persons outside the Firm without the prior consent of the CCO. The Restricted List is a confidential list of companies that is maintained by the CCO.

When a company is placed on the Restricted List, neither you nor any member of your FAMILY/HOUSEHOLD may trade in the securities or other instruments of the company, either for your own account, the account of a member of your FAMILY/HOUSEHOLD, or for the account of any of the funds or clients of the Firm, absent authorization from the CCO, until that company is removed from the Restricted List. In addition, neither you nor any member of your FAMILY/HOUSEHOLD may recommend trading in such company, or otherwise disclose material nonpublic information, to ANYONE.

SANCTIONS. Insider trading violations may result in severe adverse actions being taken against the individual(s) involved and on the Firm. These actions could involve (i) administrative sanctions by the SEC, such as being barred from employment in the securities industry, (ii) SEC suits for disgorgement and civil penalties of up to three times the profits gained or losses avoided by the trading, (iii) private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information, and (iv) criminal prosecution, which could result in substantial fines and incarceration. As noted above, even in the absence of legal action, violation of insider trading prohibitions or failure to comply with this Code may result in termination of your employment and referral to the appropriate authorities.

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

NO FIDUCIARY DUTY TO USE INSIDE INFORMATION. Although the Firm has a fiduciary relationship with its clients, it has no legal obligation to trade or recommend trading on the basis of information its employees know to be "inside" information. In fact, as noted above, such conduct often violates the federal securities laws.

If you have any doubt or uncertainty about whether any particular course of action will give rise to one or more insider trading violations, you should consult with the CCO or the General Counsel.

E. PERMITTED BROKER-DEALERS.

If you begin employment with the Firm after February 1, 2008, or are already employed at that time but wish to open a new brokerage account, you will be permitted to open or maintain brokerage accounts only at certain Permitted Broker-Dealers, as specified by the CCO from time-to-time.

SECTION III - APPLIES TO ALL ACCESS PERSONS

A. PROHIBITION ON TRADING IN COVERED SECURITIES DURING THE BLACKOUT PERIOD

You and members of your FAMILY/HOUSEHOLD are prohibited from buying or selling a COVERED SECURITY in any account in which you have BENEFICIAL OWNERSHIP on any trading day on which trading in that security occurs on behalf of a client account. This prohibition is known as the Blackout Period.

.. EXCEPTIONS

This prohibition does not apply to the following categories of transactions:

..    Transactions in COVERED SECURITIES by Firm-sponsored collective investment vehicles for which the Firm serves as investment adviser as to which you may have, or be deemed to have, BENEFICIAL OWNERSHIP. (For example, the purchase or sale by a Firm-managed partnership of a COVERED SECURITY would not be subject to this prohibition, even though the portfolio manager of the partnership could be deemed to have BENEFICIAL OWNERSHIP of such COVERED SECURITY.)

..    Transactions in shares of REPORTABLE FUNDS.

..    Transactions in shares of EXCHANGE-TRADED FUNDS ("ETFs").

..    Transactions in COVERED SECURITIES issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

..    Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your FAMILY/HOUSEHOLD exercises any

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

     discretion to buy or sell or makes recommendations to a person who exercises such discretion.

..    Purchases of COVERED SECURITIES pursuant to an Automatic Investment Plan.

..    Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES and received by you (or a member of your FAMILY/HOUSEHOLD) from the issuer.

B. REPORTING REQUIREMENTS

One of the most complicated parts of complying with this Code is understanding which holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review and understand the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD, BENEFICIAL OWNERSHIP and REPORTABLE FUNDS in the Glossary (Section V of this Code).

You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports. (Copies of all reporting forms may be obtained from RTNET or the CCO).

1. INITIAL HOLDINGS REPORT - EXHIBIT A

..    Must be filed with the CCO no later than 10 calendar days after you become an ACCESS PERSON.

..    Requires you to list all COVERED SECURITIES (including certain information about each security) in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP.

..    Requires you to list all brokers, dealers, investment managers and banks where you maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON.

..    The information contained in the holdings report must be current as of a date no more than 45 calendar days prior to the date you became an ACCESS PERSON.

INITIAL CERTIFICATION: The Initial Holdings Report also requires you to confirm that you have read and understand this Code, that you understand how it applies to you and members of your FAMILY/HOUSEHOLD, and that you understand that you are an ACCESS PERSON under the Code.

2. QUARTERLY TRANSACTION REPORT - EXHIBIT B

..    Must be filed with the CCO no later than 30 calendar days after the end of
     March, June, September and December each year.

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

..    Requires you to list all transactions during the most recent calendar quarter in COVERED SECURITIES and REPORTABLE FUNDS (including certain information about such securities and the relevant transaction) in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP.

..    Requires you to report the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the security at which the transaction was effected and the name of the broker, dealer or bank with or through which the transaction was effected.

..    Requires you to either confirm or amend your complete list of all brokers, dealers, investment managers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just Covered Securities) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

NOTE: An ACCESS PERSON need not report transactions effected pursuant to an Automatic Investment Plan.

3. Annual Holdings Report - Exhibit C

..    Must be filed with the CCO by February 14 of each year.

..    Requires you to list all COVERED SECURITIES (including title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you or a member of your FAMILY/HOUSEHOLD had BENEFICIAL OWNERSHIP as of December 31 of the prior year.

..    Requires you to list all brokers, dealers, investment managers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31 of the prior year.

ANNUAL CERTIFICATION: The Annual Holdings Report also requires you to confirm that you have read and understand this Code and have complied with its requirements, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD, and that you understand that you are an ACCESS PERSON under the Code.

4. BROKERAGE ACCOUNT(S) - DUPLICATE CONFIRMATIONS/STATEMENTS

If you or any member of your FAMILY/HOUSEHOLD has a securities account with any broker, dealer or bank, you or your FAMILY/HOUSEHOLD member must ensure that the broker, dealer or bank has been instructed to send, directly to the Firm's CCO, contemporaneous duplicate copies of all transaction confirmation statements relating to that account.

5. NEW BROKERAGE ACCOUNT(S) - EXHIBIT E

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

Any time you or a member of your FAMILY/HOUSEHOLD opens a new account with a broker, you are required to complete the "Securities Account Opening Notification - Exhibit E" and return it to the CCO.

C. TRANSACTION RESTRICTIONS

1. PRE-CLEARANCE.

You and members of your FAMILY/HOUSEHOLD are prohibited from engaging in any transaction in a COVERED SECURITY (including any ETF) for any account in which you or a member of your FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP, unless you obtain pre-clearance for that transaction.

All pre-clearance requests should be obtained via the PTA system. If PTA is unavailable, or you receive permission from the CCO, pre-clearance may be obtained manually by completing the Personal Trade Request Form - Exhibit D.

Such Personal Trade Request Forms must be submitted to the RTAM Equity Trading Desk or to the CCO for pre-clearance. When reviewing personal trade requests, the RTAM Equity Trading Desk will be considered to be acting on behalf of the CCO.

By submitting a pre-clearance request (whether via PTA or on a Personal Trade Request Form), you affirm that the trade complies with the Code, to the best of your knowledge. If pre-clearance is obtained, the approval is valid for the day on which it is granted. The CCO or the Head of Trading of the RTAM Equity Trading Desk may revoke a pre-clearance any time after it is granted.

Note: A request for pre-clearance may be denied or revoked for any reason. Preclearance will not be granted for a trade in a COVERED SECURITY when the Firm has a buy or sell order pending for the same COVERED SECURITY or a derivative thereof (such as an option relating to that security, or a related convertible or exchangeable security), except to the extent that such COVERED SECURITY is exempt from the Blackout Period, as set forth in Section III.A. above.

If you or any member of your FAMILY/HOUSEHOLD buys or sells a COVERED SECURITY in any account in which you have BENEFICIAL OWNERSHIP during a Blackout Period, you will be required to reverse the trade and any profits derived from the trade will be required to be disgorged. In the case of a personal trade that precedes a trade in a client account in the same (or a derivative) security, the CCO expressly retains discretion to consider whether an employee's trade constitutes an "inadvertent violation" of the Blackout Period and, if so, to assess whether disgorgement is appropriate or whether some other action should be taken. The CCO will be expected to consider all relevant facts, including:

..    Whether you knew that a client trade was likely to occur in that security;

..    Whether the client trade was directed by an employee in your group;

..    Whether the personal trade is an isolated event or, conversely, whether you have demonstrated a pattern of repeatedly trading during a Blackout Period; and,

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only


..    Whether there is any evidence that you intended to profit on the trade in violation of this Code.

"Inadvertent violations" of the BLACKOUT PERIOD, as so determined by the CCO, will not be deemed "material" for reporting or disciplinary purposes.

The pre-clearance requirements do not apply to the following categories of transactions:

.. Transactions in COVERED SECURITIES by Firm-sponsored collective investment vehicles for which the Firm serves as investment adviser as to which you have or may be deemed to have BENEFICIAL OWNERSHIP (for example, the purchase or sale by a Firm-managed partnership fund of a COVERED SECURITY would not be subject to pre-clearance, even though the portfolio manager of the partnership could be deemed to have a BENEFICIAL OWNERSHIP of such COVERED SECURITY).


..    Transactions in COVERED SECURITIES issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

..    Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

..    Purchases of COVERED SECURITIES pursuant to an Automatic Investment Plan.

..    Purchases or sales of REPORTABLE FUNDs.

..    Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES and received by you (or a FAMILY/HOUSEHOLD member) from the issuer.

2. PRIVATE PLACEMENTS.

Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any Beneficial Ownership in any security (not just COVERED SECURITIES) in a private placement, except with the specific, advance written approval of the CCO, which the CCO may deny for any reason.

3. INITIAL PUBLIC OFFERINGS.

Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any Beneficial Ownership in any security (not just COVERED SECURITIES) in an initial public offering, except with the specific, advance written approval of the CCO, which the CCO may deny for any reason.

4. PROHIBITION ON SHORT-TERM TRADING IN REPORTABLE FUNDS.

Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell, or sell and purchase, shares of the same REPORTABLE FUND within any period of 30 calendar days. This prohibition applies to shares of REPORTABLE FUNDs held in 401(k) plan

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

accounts, as well as in other accounts in which you or a member of your FAMILY/HOUSEHOLD has BENEFICIAL OWNERSHIP. Note that an exchange of shares (or reallocation of current investments) counts as a sale and/or purchase of shares for purposes of this prohibition.

This prohibition does not apply to the following categories of transactions:

..    Transactions under AUTOMATIC INVESTMENT PLANS, including automatic 401(k)
     plan investments, automatic rebalancing, and transactions under a REPORTABLE FUND'S dividend reinvestment plan. For example, if you have established an AUTOMATIC INVESTMENT PLAN under which regular monthly investments are automatically made in a REPORTABLE FUND, that investment will not be considered to begin or end a 30 calendar day holding period.

..    Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.


NOTE: In applying the prohibition on short-term trading in REPORTABLE FUNDs, the Firm may take account of all purchase and sale transactions in a Reportable Fund, even if the transactions were made in different accounts. For example, a purchase of shares of a REPORTABLE FUND in a brokerage account, followed within 30 calendar days by an exchange out of the same REPORTABLE FUND in your 401(k) account, will be treated as a violation.

IN APPLYING THE 30-CALENDAR-DAY HOLDING PERIOD, THE MOST RECENT PURCHASE (OR
SALE) WILL BE MEASURED AGAINST THE SALE (OR PURCHASE) IN QUESTION. (THAT IS, A LAST-IN, FIRST-OUT ANALYSIS WILL APPLY.) ALSO, IF FEWER THAN 30 CALENDAR DAYS HAVE ELAPSED SINCE A PURCHASE (OR SALE), NO SHARES OF THAT REPORTABLE FUND MAY BE SOLD (OR PURCHASED). THAT IS, A VIOLATION WILL BE DEEMED TO HAVE OCCURRED EVEN IF THE NUMBER OF SHARES OR THE DOLLAR VALUE OF THE SECOND TRADE WAS DIFFERENT FROM THE NUMBER OF SHARES OR DOLLAR VALUE OF THE FIRST TRADE.

5. PROHIBITION ON SHORT-TERM TRADING OF COVERED SECURITIES (OTHER THAN REPORTABLE FUNDS).

Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell, or sell and purchase, a COVERED SECURITY held by any client (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 30 calendar days. If any such transactions occur, the Firm will require any profits from the transactions to be disgorged for donation by the Firm to charity.

This prohibition does not apply to the following categories of transactions:

..    Transactions in COVERED SECURITIES by Firm-sponsored collective investment vehicles for which the Firm serves as investment adviser as to which you have, or may be deemed to have, BENEFICIAL OWNERSHIP (for example, the purchase or sale by a Firm-managed partnership of a COVERED SECURITY would not be subject to this prohibition, even though the portfolio manager of the hedge fund could be deemed to have a BENEFICIAL OWNERSHIP of such COVERED SECURITY).

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only


..    Transactions in COVERED SECURITIES issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

..    Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

..    Purchases of COVERED SECURITIES pursuant to an AUTOMATIC INVESTMENT PLAN.

..    Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES and received by you (or FAMILY/HOUSEHOLD member) from the issuer.

..    Transactions in ETFs, other than ETFs that are REPORTABLE FUNDs.

NOTE: Rules governing short-term trading in REPORTABLE FUNDs are provided in
Part III.C.4. above.

6. PROHIBITION ON SHORT SALES AND SIMILAR TRANSACTIONS.

Neither you nor any member of your FAMILY/HOUSEHOLD may purchase a put option or sell a call option, sell short or otherwise take a short position, either directly or through any BENEFICIAL OWNERSHIP, in any COVERED SECURITY held by any client. However, the sale of a "covered call" is not considered a prohibited "short sale" for purposes of this paragraph.

D. TREATMENT OF CERTAIN POOLED VEHICLES

You may have, or be deemed to have, BENEFICIAL OWNERSHIP over securities issued by Firm-sponsored pooled investment vehicles, such as partnerships and similar entities, for which you retain investment discretion by serving as a portfolio manager or as a general partner of a limited partnership or in a similar capacity (whether the ownership is under your name of a partner, or the partnership or through a nominee, custodial or "street name" account. In addition to maintaining investment discretion, you may be an investor (e.g., a limited partner or shareholder) in the pooled vehicle. In such cases, the Firm will generally be vested with a fiduciary duty to the partnership and its limited partners. As a result, such limited partnerships and similar vehicles will not be subject to the trading restrictions and reporting requirements imposed by this Code on other accounts in which you have BENEFICIAL OWNERSHIP. However, the CCO will be responsible for implementing a compliance program to ensure that knowledge of Firm trading and related information are not inappropriately used and that investment opportunities remain fairly allocated according the Firm's trade allocation policies.

SECTION IV - APPLIES TO ALL NON-ACCESS PERSONS

You and members of your FAMILY/HOUSEHOLD are prohibited from trading in a COVERED SECURITY in any account in which you have BENEFICIAL OWNERSHIP if you have actual knowledge that such security is being considered for purchase or sale for a client on a particular trading day. This prohibition does not include the types of transactions listed in Section A. ("Exceptions") in Part III of this Code.


Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only


SECTION IV - GLOSSARY

IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE CCO. PLEASE DO NOT GUESS AT THE ANSWER.

ACCESS PERSON is defined as any employee who:

..    has access to nonpublic information regarding any client's purchase or sale of securities in a Firm discretionary account, or nonpublic information regarding the portfolio holdings of any client account managed by the Firm or its affiliates; or,

..    is involved in making securities recommendations to clients, or has access to such recommendations that are non-public; Note: All FINRA registered representatives are deemed ACCESS PERSONs by default.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan, and an automatic re-allocation strategy.

BENEFICIAL OWNERSHIP (or "Beneficial Interest") shall be interpreted in the same manner as it is interpreted under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. In general, the term means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities (i.e., the employee has a "pecuniary interest"). In addition, Analyst/Managers and any persons performing substantially similar functions will be deemed by the Firm to have BENEFICIAL OWNERSHIP in any non-fee-paying account in which he or she retains investment discretion.

NOTE: In the CCO's judgment, employees who are not Analyst/Managers may be deemed to have BENEFICIAL OWNERSHIP in certain accounts in which they retain investment discretion, even though such accounts are not held in that employee's name or in the name of any member of that employee's FAMILY/HOUSEHOLD. In such cases, trading in the accounts will be subject to the pre-clearance, reporting requirements and trading restrictions imposed by this Code on all accounts in which the employee has BENEFICIAL OWNERSHIP.

BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

..    Securities held in your own name, or that are held for your benefit in nominee, custodial or "street name" accounts.

..    Securities that are being managed for your benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which you are prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to you what investments are held in the account. (Placing securities into a discretionary account is not enough to remove them from your BENEFICIAL OWNERSHIP. This is because, unless the account is a

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

"blind trust" or similar arrangement, you can still communicate with the manager about the account and potentially influence the manager's investment decisions.)


..    Securities in your individual retirement account.

..    Securities in your 401(k) account or in a similar retirement plan, even if you have chosen to give someone else investment discretion over the account.

..    Securities held in a trust in which you are a trustee or a beneficiary.

..    Securities owned by a corporation, partnership or other entity that you control (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

..    Securities owned by an investment club in which you participate.

This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the CCO if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

BLACKOUT PERIOD means any trading day on which trading occurs in a Covered Security on behalf of a client account. During a Blackout Period, there is a prohibition on trading in the same COVERED SECURITY by you and members of your FAMILY/HOUSEHOLD in any account in which you have BENEFICIAL OWNERSHIP, subject to certain exceptions.

CHIEF COMPLIANCE OFFICER means Christopher Brancazio, or another person that he designates to perform the functions of CCO when he is not available. For purposes of reviewing the CCO's own transactions and reports under this Code, the functions of the CCO are performed by an appropriate designee.

COVERED SECURITY means anything that is considered a "security" under the Investment Company Act of 1940 or the Investment Advisers Act of 1940, except:

..    Direct obligations of the U.S. Government.

..    Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

..    Shares of open-end investment companies, other than REPORTABLE FUNDs and
     ETFs, that are registered under the Investment Company Act (mutual funds).

..    Shares issued by money market funds.

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

..    Futures and options contracts on securities, on indexes and on currencies.

..    Investments in all kinds of limited partnerships.

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

..    Investments in foreign unit trusts and foreign mutual funds.

..    Investments in private investment funds and hedge funds.

     If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask the CCO.

EXCHANGE-TRADED FUND ("ETF") means any open-end investment company or unit investment trust (UIT) that is traded (purchased and sold) on a regulated securities exchange or in a regulated securities market (e.g., NASDAQ).

ETFs are COVERED SECURITIES. Trading in ETFs is subject to the pre-clearance, and reporting requirements under the Code, but not the Blackout Period.

Members of your FAMILY/HOUSEHOLD include:

..    Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

..    Your children, if they are minors.

..    Any of these people who live in your household: your children, stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

COMMENT - There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because any benefit to that person could reduce the amount of monetary support that you might otherwise contribute to that person. Second, persons living in your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

PERMITTED BROKER-DEALER means any of the following broker-dealers:

TD Ameritrade, Inc.
Charles Schwab & Co., Inc.
Fidelity Brokerage Services LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Pershing Advisor Solutions LLC

The Permitted Broker-Dealer list is subject to change by the CCO.

REPORTABLE FUND means any investment company, other than a money market fund, that is registered under the Investment Company Act for which the Firm serves as an investment adviser or sub-adviser, or whose investment adviser or sub-adviser or

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm.

Comment - Purchases or sales of shares of REPORTABLE FUNDs are subject to special scrutiny because of the fiduciary duty that the Firm and its affiliates owe to the investment companies that they advise, sub-advise or distribute. A list of REPORTABLE FUNDs is available from the CCO or on the Firm's Intranet site (RTNET).


Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

SECTION VI - EXHIBITS

EXHIBIT A - INITIAL CERTIFICATION/HOLDINGS REPORT
EXHIBIT B - QUARTERLY TRANSACTION REPORT
EXHIBIT C - ANNUAL CERTIFICATION/HOLDINGS REPORT
EXHIBIT D - TRADE PRE-CLEARANCE REQUEST
EXHIBIT E - SECURITIES ACCOUNT OPENING NOTIFICATION
EXHIBIT F - AFFIRMATION OF STATUS AS NON-ACCESS PERSON
EXHIBIT G - OUTSIDE BUSINESS ACTIVITIES DISCLOSURE

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

                                  REICH & TANG

                                   Exhibit A

                 INITIAL CERTIFICATION AND HOLDINGS DISCLOSURE

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 10 CALENDAR DAYS AFTER BECOMING AN ACCESS PERSON.

                             INITIAL CERTIFICATION

[] I confirm that I have read and understand the Code and have complied with its requirements. I understand that, for purposes of the Code, I am classified as:

[] ACCESS PERSON                [] Non-ACCESS PERSON

                            INITIAL HOLDINGS REPORT

[] Neither I, nor any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP in any COVERED SECURITIES (including any shares of REPORTABLE FUNDs).

[] The attached statements/printouts reflect a complete list of all Covered Securities (including any shares of REPORTABLE FUNDs) in which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP on the Reporting Date.

                               BROKERAGE ACCOUNTS

[] Neither I, nor any member of my FAMILY/HOUSEHOLD, had, as of the Reporting Date, any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not COVERED SECURITIES or Reportable Funds) are held, and with respect to which I, or any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP.

[] All accounts that I, and/or any member of my FAMILY/HOUSEHOLD, maintain with brokers, dealers, investment managers or banks in which securities (including securities which are not COVERED SECURITIES or REPORTABLE FUNDs) are held, and with respect to which I, and/or a member of my
     FAMILY/HOUSEHOLD, had Beneficial Ownership are set forth below:

Broker Name      Account Title   Account #      Discretionary

[] I have identified all securities obtained through a private placement or limited offering.

[] For each brokerage account in which a third party has investment discretion, I have provided a copy of the discretionary authorization.

Name                    Signature                       Date

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

                                  REICH & TANG

                                   EXHIBIT B

                   QUARTERLY PERSONAL TRADING DISCLOSURE

                       FOR: [] Q1 [] Q2 [] Q3 [] Q4 200[]

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 30 CALENDAR DAYS AFTER QUARTER-END.

[] THERE ARE NO COVERED SECURITY TRANSACTIONS, COMPLETED IN ACCOUNTS IN WHICH I HAVE A BENEFICIAL INTEREST TO REPORT FOR THE PERIOD.

[] THE FOLLOWING COVERED SECURITY TRANSACTIONS, WERE COMPLETED IN ACCOUNTS IN WHICH I HAVE A BENEFICIAL INTEREST DURING THE PERIOD.

Security Name  Ticker  T/D   Buy   Sell   Amount   Broker/Acct. #
                              []    []

[]   SEE ATTACHED LIST OF COVERED SECURITY TRANSACTIONS FOR THE PERIOD

                         REPRESENTATIONS AND WARRANTIES

[] ALL TRANSACTIONS LISTED WERE SUBMITTED TO THE CCO FOR PRE-CLEARANCE DURING THE PERIOD.

[]   THERE WERE NO BROKERAGE ACCOUNTS, IN WHICH I HAVE BENEFICIAL
     OWNERSHIP,OPENED DURING THE PERIOD.

Name                    Signature               Date

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

                                  REICH & TANG
                                   EXHIBIT C

                  ANNUAL CERTIFICATION AND HOLDINGS DISCLOSURE

NOTE: NOTE: THIS FORM MUST BE COMPLETED BY ALL EMPLOYEES AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 45 CALENDAR DAYS AFTER YEAR END.

                              ANNUAL CERTIFICATION

[] I confirm that I have read and understand the Code and have complied with its requirements during the past year. I understand that, for purposes of the Code, I am classified as an ACCESS PERSON

                             ANNUAL HOLDINGS REPORT

[] As of December 31st ("Reporting Date"), neither I, nor any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP in any COVERED SECURITIES (including any shares of REPORTABLE FUNDs) as defined by the Code.

[] The attached statements/printouts reflect a complete list of all Covered Securities (including any shares of REPORTABLE FUNDs) in which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP on the Reporting Date.

                               BROKERAGE ACCOUNTS


[] Neither I, nor any member of my FAMILY/HOUSEHOLD, had, as of the Reporting Date, any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not COVERED SECURITIES or Reportable Funds) are held, and with respect to which I, or any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP.

[] All accounts that I, and/or any member of my FAMILY/HOUSEHOLD, maintain with brokers, dealers, investment managers or banks in which securities (including securities which are not COVERED SECURITIES or REPORTABLE FUNDs) are held, and with respect to which I, and/or a member of my FAMILY/HOUSEHOLD, had Beneficial Ownership as of the Reporting Date are set forth below:

Broker Name    Account Title          Account #          Discretionary

[] I have identified all securities obtained through a private placement or limited offering.

[] For each brokerage account in which a third party has investment discretion, I have provided a copy of the discretionary authorization.

                            GIFTS AND ENTERTAINMENT

I received [] , did not receive [] favors, gifts or gratuities from brokers, dealers, investment bankers or other business-related persons or organizations during the above month. If such items were received, please describe such favors, gifts or gratuities and the circumstances under which such items were received below:


Donor Name      Date of Receipt         Gift Description        Value

Name            Signature               Date

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

                                  REICH & TANG

                                   EXHIBIT D

                      PERSONAL TRADE PRE-CLEARANCE REQUEST

NOTE: AN ACCESS PERSON MUST COMPLETE THIS PERSONAL TRADE REQUEST FORM PRIOR TO ENGAGING IN ANY PERSONAL SECURITIES TRANSACTIONS IN A COVERED SECURITY FOR ANY ACCOUNT IN WHICH THE ACCESS PERSON OR A MEMBER OF HIS OR HER FAMILY/ HOUSEHOLD HAS ANY BENEFICIAL OWNERSHIP (UNLESS EXEMPTED BY THE CODE).

                             INVESTMENT INFORMATION

SECURITY NAME  TICKER/   SEC TYPE BUY SELL AMOUNT/     BROKER NAME ACCOUNT #
               CUSIP                       PRINCIPAL
                                   []  []


                                REPRESENTATIONS

a) I do not possess any material non-public information regarding the security or the issuer of the security.

b) I am not aware that any client has an open order to buy or sell the security or an equivalent security.

c) I am not using knowledge of any open, executed, or pending transaction on behalf of any client to profit by the market effect of such client transaction.

d)   The security is not being acquired in an initial public offering.

e) The security is not being acquired in a private placement or limited offering. If it is, I have reviewed Section III of the Code and have attached hereto a written explanation of the transaction.

f) Where applicable, the security in question (if being sold for a profit) has been held, directly or indirectly (through any member of my household/family, any account in which I have BENEFICIAL OWNERSHIP, or otherwise) a minimum of 30 days.

g) To the best of my knowledge, the proposed transaction fully complies with Code requirements.

h) I understand that pre-clearance is only valid for the day on which it is given and that it may be revoked at any time.

Name                    Signature               Date

                         COMPLIANCE DEPARTMENT USE ONLY

Approved [] Y [] N      PTA Entry Date:   Initials:   Transaction ID:
Name                    Signature               Date

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

                                  REICH & TANG

                                   EXHIBIT E

                    SECURITIES ACCOUNT OPENING NOTIFICATION


THIS FORM MUST BE SUBMITTED TO THE COMPLIANCE DEPARTMENT WHEN YOU OR A MEMBER OF YOUR FAMILY/HOUSEHOLD OPENS A NEW BROKERAGE ACCOUNT

I am notifying the Compliance Department about the following account(s) in which either (i) I have BENEFICIAL OWNERSHIP or (ii) a member of my FAMILY/HOUSEHOLD has BENEFICIAL OWNERSHIP.

#    Broker Name       Account Name       Account #           Discretionary

[] I have provided the Compliance Department with the necessary information that will allow my broker to send RTAM duplicate confirmation statements and periodic reports.

[] For each brokerage account in which a third party has investment authority, I have provided a copy of the discretionary authorization.

Name            Signature               Date


                         COMPLIANCE DEPARTMENT USE ONLY

Approved [] Y [] N
Name                    Signature               Date

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

                                  REICH & TANG
                                   EXHIBIT F

                   AFFIRMATION OF STATUS AS NON-ACCESS PERSON

By signing below, I affirm that:

I do not have access to nonpublic information regarding the portfolio holdings of any client or REPORTABLE FUND, or the purchase or sale of any Covered Securities on behalf of a client.

I do not recommend, participate in the determination of which recommendation will be made, obtain information concerning recommendations made, or assist others in determining which recommendations will be made in connection with the purchase or sale of COVERED SECURITIES.

I do not obtain information concerning recommendations made to a REPORTABLE FUND that is with regard to the purchase or sale of COVERED SECURITIES by such fund.

I also understand that pre-clearance may be withdrawn and I may be required to reverse a trade and disgorge profits if a client trade in the same security occurs after this pre-clearance is granted.

Signature:
Name:
Title:
Date:

REPORTABLE FUND: means any investment company other than a money market fund that is registered under the Investment Company Act for which the Firm serves as an investment adviser or sub-adviser, or whose investment adviser or sub-adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm.

COVERED SECURITY: means anything that is considered a "security" under the Investment Company Act of 1940 or the Investment Advisers Act of 1940, except:

..    Direct obligations of the U.S. Government.

..    Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short- term debt obligations, including repurchase agreements.

..    Shares of open-end investment companies that are registered under the
     Investment Company Act (mutual funds) other than REPORTABLE FUNDs and Exchange-Traded Funds ("ETFs").

..    Shares issued by money market funds.

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

                                  REICH & TANG
                                    EXHIBIT G

                          OUTSIDE BUSINESS ACTIVITIES
                INITIAL AND ANNUAL DISCLOSURE AND APPROVAL FORM

REPORTING REQUIREMENTS (PLEASE):

..    Report all outside business activities affiliations.

..    Use a separate form for each outside business activity/affiliation.

..    Complete, sign and date this notification form and provide it to the RTAM
     Chief Compliance Officer.

..    If you are registered with FINRA (formerly, the NASD), please also provide a copy to your supervisor.

..    Retain a copy for your records.

RTAM COMPLIANCE REVIEW AND APPROVAL:

..    The RTAM Chief Compliance Officer must review and approve the request both prior to your engaging in any outside business activity/affiliation, as well as on an annual basis.

..    Prior to engaging in such activities you must receive a written approval from RTAM Compliance to engage in the activity, unless the activity is exclusively charitable, civic, religious or fraternal, is recognized as tax exempt, and is not investment-related. If it meets these criteria, you need only inform the RTAM Compliance of the activity, but need not obtain approval.

..    If you are a Registered Representative, you must also receive written approval from RTD Compliance and may also be required to amend your form U-4 to include information related to the activity. Outside Business Activity Questionnaire

1. Please provide the following information regarding the entity associated with your outside affiliation/business activity:

..    Company Name:

..    Contact Name:

..    Address:

..    Phone:

..    Email:

2. Is the activity (i) "non-investment-related" and (ii) does it involve an organization that is exclusively charitable, civic, religious or fraternal and is recognized as tax exempt? [] Yes [] No

Note: For purposes of Item 2, "investment-related" means any position in which you assist in the allocation of an endowment or provide any similar type of investment advice.

3. Are you registered with FINRA (formerly the NASD)? [] Yes [] No

4. What is the legal structure of the entity? [] Corporation [] LLC [] LP
[] Non-Profit [] Other

5. The Entity is [] Privately Held [] Publicly Held

6. Original date of affiliation with this company/entity.

7. Is the company/entity affiliated with RTAM? [] Yes [] No

8. Is the company/entity a customer of RTAM or RTD? [] Yes [] No

9. Is the company/entity investment-related? [] Yes [] No

For purposes of this question, "investment-related" means any business engaged in providing financial products or services, such as a broker-dealer, investment adviser, hedge fund, financial planner, or any similar business.


Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only


10.  Describe the nature of the outside business activity:

11.  Do you receive compensation? [] Yes [] No

     If yes, please describe the compensation:

12. Please describe your relationship with the company, inclusive of any ownership interest:

13. If you are less than a 100% owner, are any other owners RTAM or RTD customers? [] Yes [] No

14.  What are your specific duties or powers?

15.  Number of hours devoted to this business on a weekly basis.

16.  Number of hours devoted to the activity during RTAM/RTD business hours.

17. Are any other individuals associated with RTAM or RTD affiliated with this business? [] Yes [] No

18.  If yes, please list their names and describe their relationship to you.

19. Are you aware of any potential conflict of interest your involvement in the activity may pose with regard to RTAM or RTD? [] Yes [] No If yes, please explain the potential conflict and how you intend to address it.

20. Please provide any additional information that will assist RTAM/RTD in evaluating this request:

                         REPRESENTATIONS AND WARRANTIES

I have read and understand RTAM's and RTD's shared Code of Ethics and, if registered with FINRA, FINRA Conduct Rule 3030 relating to outside business activities, and I agree to provide RTAM and RTD with prompt written notification for any and all of my outside business activities/affiliations outside of the scope of my position with RTAM and RTD and any changes to the information provided above. Completion of this form does not constitute approval of any outside business activity/affiliation.

Unless I have answered "Yes" to Item 2, I understand that I must receive written approval of the activity from RTAM's (and, if registered with FINRA, RTD's) Chief Compliance Officer prior to engaging in any outside business/affiliation.

Name                    Signature               Date

                         COMPLIANCE DEPARTMENT USE ONLY

Approved [] Y [] N
Name                    Signature               Date

Code of Ethics and Insider
Trading Policies and Procedures
February 1, 2008

Compliance Department                                          Internal Use Only

                                  REICH & TANG

Notes